Exhibit 99.1

Conference Call:

Today, July 28 at 9:00 a.m. EDT

Dial-in numbers:

212/896-6053 or 415/247-8581

Webcast:

www.fulldisclosure.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS SECOND QUARTER

DILUTED EPS FROM CONTINUING OPERATIONS

OF $0.17 INCLUSIVE OF $0.21 OF CHARGES

- Adjusted Diluted Earnings Per Share Rise 31% to $0.38 From $0.29 In Year Ago Period -

Wyomissing, Penn., (July 28, 2005) — Penn National Gaming, Inc. (PENN: Nasdaq) today reported second quarter operating results for the period ended June 30, 2005 as summarized below:

Summary of Q2 Results

	Three Months Ended June 30,
(In millions, except per share data)	2005 Actual	2005 Guidance (5)	2004 Actual
Net revenues	$304.2	$308.7	$289.8
EBITDA (1)	$78.6	$77.9	$73.8
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, and other expenses	$(35.5)	$(49.4)	$(49.9)
Settlement charge (2)	$(28.2)	N/A	$—
Net income from continuing operations	$14.9	$28.5	$23.9
(Loss) from discontinued operations - HCS Shreveport and Pocono Downs and its OTWs (net) (3)	$(2.8)	N/A	$(4.2)
Net income (3)	$12.1	N/A	$19.7
Per share data (4)
Diluted earnings per share from continuing operations (2)	$0.17	$0.34	$0.29
Diluted (loss) per share from discontinued operations (3)	$(0.03)	N/A	$(0.05)
Diluted earnings per share	$0.14	N/A	$0.24
Adjustments:
Diluted loss per share from discontinued operations (3)	$0.03	N/A	$0.05
After tax diluted earnings per share effect of Casino Rouge settlement (2)	$0.20	N/A	$—
After tax diluted earnings per share effect of early extinguishment of debt (2)	$0.01	$0.03	$—
Adjusted diluted earnings per share (2)	$0.38	$0.37	$0.29

-more-

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, the Casino Rouge real estate purchase and legal settlement charge and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

(2)          In the three months ended June 30, 2005 Penn National Gaming recorded a one-time settlement charge of $28.2 million ($17.4 million net of taxes) related to its Casino Rouge real estate purchase and legal settlement that had the net effect of reducing both diluted earnings per share from continuing operations and after tax diluted earnings per share by $0.20.

In the three months ended June 30, 2005 Penn National Gaming recorded a pre-tax charge of $2.6 million for the early extinguishment of debt which was offset by a $1.7 million pre-tax gain for the termination of swap contracts related to the repaid loans.  The resulting pre-tax net charge of $0.9 million ($0.6 million net of taxes) had the effect of reducing both diluted earnings per share from continuing operations and after tax diluted earnings per share by $0.01.

Without the effect of the settlement charge and net charge related to early extinguishment of debt, Penn National would have reported 2005 second quarter net income from continuing operations of $32.9 million and diluted earnings per share from continuing operations of $0.38.

(3)          Hollywood Casino – Shreveport is accounted for as a discontinued operation effective in the second quarter 2004.  As a result of Penn National’s sale of Pocono Downs Racetrack and its affiliated off-track wagering facilities, these facilities are accounted for as discontinued operations effective in the third quarter 2004.  The income/loss and diluted loss per share figures from discontinued operations are net of taxes.

(4)          All per share results have been adjusted to reflect the March 2005 two-for-one stock split.

(5)          The figures in this column present the guidance Penn National Gaming provided on April 26, 2005 for the second quarter ended June 30, 2005.  At that time the Company did not provide estimates for certain items which have been denoted “N/A.”

On July 22, HCS I, Inc., an indirect subsidiary of Penn National Gaming and the managing general partner of Hollywood Casino Shreveport, completed the disposition of Hollywood Casino Shreveport.  As a result, Penn National Gaming anticipates recording a non-cash pre-tax gain of approximately $48.9 million representing the aggregate amount of previously recorded losses.  The after-tax effect of the benefit is approximately $31.8 million or approximately $0.37 per diluted share and will be recorded in the third quarter of 2005.

Commenting on the results, Peter M. Carlino, Chief Executive Officer of Penn National said, “Penn National generated solid second quarter results with our portfolio of regional gaming properties again generating record revenues, EBITDA and adjusted diluted EPS.  The 6.5% rise in ‘same facility’ EBITDA results were driven by higher year-over-year EBITDA contributions at five of our eight gaming properties including double digit EBITDA gains at four properties, including the management contract.  The ongoing management of our capital structure and balance sheet, including significantly lower interest expense resulting from re-financings and $271 million that was paid down on our bank facility in the first and second quarters, contributed to the 31% gain in second quarter adjusted diluted earnings per share.

“Penn National has three outstanding near-term growth opportunities including the acquisition of Argosy Gaming Company, the development of the permanent slot facility at Penn National Race Course and the opening of Maine’s first slot facility in Bangor.  During the second quarter there was progress on each of these growth drivers as well as positive legislative actions that we expect will contribute to our ability to generate financial growth in the periods ahead.

“In late May, the Illinois legislature and the gaming industry reached a compromise which provided for a gaming tax rollback from a top tax rate of 70% to the previous 50% top rate, and a reduction in our admissions tax from $4 to $3.  Under the new legislation, gaming operators will guarantee to the state for the next two years the amount of state wagering taxes paid during Illinois’ 2005 fiscal year.  We are confident that our strong local management teams will prudently invest in marketing and other areas that can promote higher attendance and extend financial growth at Hollywood Casino – Aurora and the soon-to-be-acquired Argosy Alton and Argosy’s Empress.

“In Pennsylvania, where we are developing a new gaming and racing facility at Penn National Race Course, there were positive legal rulings and advancements in establishing the State’s regulatory infrastructure.  In late June, the Pennsylvania Supreme Court ruled that Act 71, the law legalizing slot machines in the state, is constitutional.  The Pennsylvania Gaming Control Board accelerated its administrative process in the wake of the Supreme Court decision and has recently added legal and enforcement personnel to its staff.  The Pennsylvania Gaming Control Board recently indicated that it expects to license race tracks for the operation of slots in the first quarter of 2006.  Upon securing its license, Penn National intends to immediately commence construction and expects to open our new Harrisburg-area facility approximately one year following licensing.

“Penn National recently completed its acquisition of an off-track betting facility in Bangor, Maine to house our initial slot operations in the state.  The facility is now under construction and we continue to expect the commencement of operations with approximately 475 slots at this site near the end of 2005, assuming receipt of all required regulatory approvals.  Plans for a permanent facility are currently underway.

“We continue to prepare for the near-term closing of the acquisition of Argosy Gaming Company and are presently finalizing our work with the state gaming boards in Illinois, Louisiana, and Missouri to obtain their approvals and consents to complete the transaction.  To expedite securing some required regulatory approvals, in June we entered into an agreement to sell the Argosy Baton Rouge property for $150 million in cash subsequent to the completion of the acquisition of Argosy by Penn National and the approval of the buyer by the Louisiana Gaming Control Board.  As a result, yesterday the Federal Trade Commission approved the agreements relative to the sale of Argosy Baton Rouge.  Last week, we commenced a tender offer for $550 million in notes issued by Argosy representing another important step in assembling the overall financing for the transaction.  Our enthusiasm for the transaction continues to grow as we further develop integration plans and the expansion opportunities of the combined entity.

“Given our expectation that the Argosy closing will occur shortly, we have elected to defer establishing 2005 third quarter and updated full year 2005 financial guidance until shortly after the transaction is complete.”

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information - Continuing Operations

(In thousands) (unaudited)

	REVENUES		EBITDA (1)
	Three Months Ended June 30,
	2005	2004	2005	2004
Charles Town Races	$112,815	$101,524	$33,179	$29,523
Hollywood Casino - Aurora	61,059	57,475	18,972	17,033
Casino Rouge	30,018	27,503	10,074	9,011
Hollywood Casino - Tunica	28,438	29,865	6,950	6,773
Casino Magic - Bay St. Louis	26,713	28,057	5,375	5,947
Boomtown Biloxi - Biloxi	16,907	17,373	3,795	3,832
Bullwhackers	7,775	8,208	958	1,244
Casino Rama Management Contract	4,700	3,909	4,362	3,622
Penn National Race Course and OTWs	15,262	15,477	1,553	2,046
Bangor Historic Track	482	382	(60)	(117)
Earnings from Pennwood Racing, Inc.	—	—	642	632
Corporate Overhead	—	—	(7,185)	(5,719)
Total	$304,169	$289,773	$78,615	$73,827

	REVENUES		EBITDA (1)
	Six Months Ended June 30,
	2005	2004	2005	2004
Charles Town Races	$216,049	$195,576	$62,608	$54,411
Hollywood Casino - Aurora	117,761	116,345	35,210	34,271
Casino Rouge	60,705	55,958	21,219	18,254
Hollywood Casino - Tunica	56,761	60,753	13,137	13,793
Casino Magic - Bay St. Louis	53,492	56,658	11,092	12,521
Boomtown Biloxi - Biloxi	35,293	36,968	8,614	8,727
Bullwhackers	15,628	15,965	1,801	2,392
Casino Rama Management Contract	8,767	7,366	8,130	6,822
Penn National Race Course and OTWs	28,536	28,856	2,879	3,271
Bangor Historic Track	482	382	(122)	(117)
Earnings from Pennwood Racing, Inc.	—	—	985	1,092
Corporate Overhead	—	—	(14,766)	(11,908)
Total	$593,474	$574,827	$150,787	$143,529

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, the Casino Rouge real estate purchase and legal settlement charge and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

-reconciliations follow-

Reconciliation of EBITDA to Net Income (GAAP)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Total EBITDA	$78,615	$73,827	$150,787	$143,529
Earnings from joint venture	(642)	(632)	(985)	(1,092)
Depreciation and amortization	(15,969)	(16,479)	(31,464)	(32,921)
Settlement costs	(28,175)	—	(28,175)	—
Loss on disposals	(186)	(405)	(222)	(1,082)
Income from continuing operations	33,643	56,311	89,941	108,434
Interest expense	(12,324)	(19,205)	(28,828)	(38,621)
Interest income	930	466	2,222	816
Earnings from joint venture	642	632	985	1,092
Other	(74)	(528)	(94)	(609)
(Loss) on early extinguishment of debt	(869)	—	(16,673)	—
Taxes on income	(7,055)	(13,851)	(16,407)	(26,298)
Net income from continuing operations	14,893	23,825	31,146	44,814
(Loss) from discontinued operations, net of taxes	(2,774)	(4,168)	(3,221)	(7,376)
Net income	$12,119	$19,657	$27,925	$37,438

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended June 30, 2005

	Income from continuing operations	Settlement costs	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$28,611	$—	$4,567	$1	$—	$33,179
Hollywood Casino - Aurora	16,709	—	2,263	—	—	18,972
Casino Rouge	(20,095)	28,175	1,979	15	—	10,074
Hollywood Casino - Tunica	4,810	—	2,140	—	—	6,950
Casino Magic - Bay St. Louis	2,991	—	2,343	41	—	5,375
Boomtown Biloxi - Biloxi	2,662	—	1,026	107	—	3,795
Bullwhackers	453	—	481	24	—	958
Casino Rama Management Contract	4,362	—	—	—	—	4,362
Penn National Race Course and OTWs	1,196	—	357	—	—	1,553
Bangor Historic Track	(103)	—	43	—	—	(60)
Earnings from Pennwood Racing, Inc.	—	—	—	—	642	642
Corporate Overhead	(7,953)	—	770	(2)	—	(7,185)
Total	$33,643	$28,175	$15,969	$186	$642	$78,615

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended June 30, 2004

	Income from continuing operations	Settlement costs	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$24,664	$—	$4,690	$169	$—	$29,523
Hollywood Casino - Aurora	14,624	—	2,409	—	—	17,033
Casino Rouge	7,111	—	1,817	83	—	9,011
Hollywood Casino - Tunica	4,998	—	1,775	—	—	6,773
Casino Magic - Bay St. Louis	3,272	—	2,594	81	—	5,947
Boomtown Biloxi - Biloxi	2,133	—	1,636	63	—	3,832
Bullwhackers	858	—	384	2	—	1,244
Casino Rama Management Contract	3,622	—	—	—	—	3,622
Penn National Race Course and OTWs	1,663	—	383	—	—	2,046
Bangor Historic Track	(165)	—	48	—	—	(117)
Earnings from Pennwood Racing, Inc.	—	—	—	—	632	632
Corporate Overhead	(6,469)	—	743	7	—	(5,719)
Total	$56,311	$—	$16,479	$405	$632	$73,827

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Six Months Ended June 30, 2005

	Income from continuing operations	Settlement costs	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$53,892	$—	$8,696	$20	$—	$62,608
Hollywood Casino - Aurora	30,531	—	4,679	—	—	35,210
Casino Rouge	(10,762)	28,175	3,895	(89)	—	21,219
Hollywood Casino - Tunica	8,934	—	4,203	—	—	13,137
Casino Magic - Bay St. Louis	6,372	—	4,656	64	—	11,092
Boomtown Biloxi - Biloxi	6,358	—	2,063	193	—	8,614
Bullwhackers	829	—	936	36	—	1,801
Casino Rama Management Contract	8,130	—	—	—	—	8,130
Penn National Race Course and OTWs	2,161	—	718	—	—	2,879
Bangor Historic Track	(208)	—	86	—	—	(122)
Earnings from Pennwood Racing, Inc.	—	—	—	—	985	985
Corporate Overhead	(16,296)	—	1,532	(2)	—	(14,766)
Total	$89,941	$28,175	$31,464	$222	$985	$150,787

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Six Months Ended June 30, 2004

	Income from continuing operations	Settlement costs	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$44,937	$—	$9,303	$171	$—	$54,411
Hollywood Casino - Aurora	29,232	—	5,039	—	—	34,271
Casino Rouge	14,411	—	3,588	255	—	18,254
Hollywood Casino - Tunica	10,212	—	3,513	68	—	13,793
Casino Magic - Bay St. Louis	7,124	—	5,167	230	—	12,521
Boomtown Biloxi - Biloxi	5,085	—	3,284	358	—	8,727
Bullwhackers	1,668	—	731	(7)	—	2,392
Casino Rama Management Contract	6,822	—	—	—	—	6,822
Penn National Race Course and OTWs	2,504	—	767	—	—	3,271
Bangor Historic Track	(165)	—	48	—	—	(117)
Earnings from Pennwood Racing, Inc.	—	—	—	—	1,092	1,092
Corporate Overhead	(13,396)	—	1,481	7	—	(11,908)
Total	$108,434	$—	$32,921	$1,082	$1,092	$143,529

-income statement follows-

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
Revenues:
Gaming	$262,926	$250,290	$515,977	$499,793
Racing	13,729	13,737	25,522	25,545
Management service fee	4,700	3,909	8,767	7,366
Food, beverage, and other revenue	39,454	38,281	76,733	74,789
Gross revenues	320,809	306,217	626,999	607,493
Less: Promotional allowances	(16,640)	(16,444)	(33,525)	(32,666)
Net revenues	304,169	289,773	593,474	574,827
Operating Expenses:
Gaming	144,253	137,544	282,861	272,824
Racing	10,641	10,689	19,459	19,832
Food, beverage, and other expenses	25,487	25,147	49,335	48,904
General and administrative	46,001	43,603	92,239	91,912
Settlement Costs	28,175	—	28,175	—
Depreciation and amortization	15,969	16,479	31,464	32,921
Total operating expenses	270,526	233,462	503,533	466,393
Income from continuing operations	33,643	56,311	89,941	108,434
Other income (expense):
Interest expense	(12,324)	(19,205)	(28,828)	(38,621)
Interest income	930	466	2,222	816
Earnings from joint venture	642	632	985	1,092
Other	(74)	(528)	(94)	(609)
Loss on early extinguishment of debt	(869)	—	(16,673)	—
Total other expenses	(11,695)	(18,635)	(42,388)	(37,322)
Income from continuing operations before income taxes	21,948	37,676	47,553	71,112
Taxes on income	7,055	13,851	16,407	26,298
Net income from continuing operations	14,893	23,825	31,146	44,814
(Loss from discontinued operations, net of taxes)	(2,774)	(4,168)	(3,221)	(7,376)
Net income	$12,119	$19,657	$27,925	$37,438
Earnings per share - basic:
Income from continuing operations	$0.18	$0.30	$0.38	$0.56
Discontinued operations, net of taxes	(0.03)	(0.05)	(0.04)	(0.09)
Basic net income per share	$0.15	$0.25	$0.34	$0.47
Earnings per share - diluted:
Income from continuing operations	$0.17	$0.29	$0.36	$0.54
Discontinued operations, net of taxes	(0.03)	(0.05)	(0.03)	(0.09)
Diluted net income per share	$0.14	$0.24	$0.33	$0.45
Weighted shares outstanding:
Basic	83,227	79,744	82,497	79,948
Diluted	85,732	82,485	85,563	82,580

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization, loss on change in fair value of interest rate swaps and gain/loss on disposal of assets and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles.  EBITDA information is presented as a supplemental disclosure because management believes that it is a widely used measure of such performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with generally accepted accounting principles.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Adjusted diluted earnings per share is presented solely as a supplemental disclosure because management believes that it is a widely used measure of performance and a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better measure of the Company’s operating results than diluted net income per share (GAAP).  A reconciliation of the Company’s EBITDA to net income (GAAP), as well as the Company’s EBITDA to income from continuing operations (GAAP), is included in the financial schedules accompanying this release.

A reconciliation of each property’s EBITDA to income from operations is included in the financial schedules accompanying this release.  On a property level, EBITDA is reconciled to income from continuing operations (GAAP), rather than net income (GAAP), because of, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Penn National is hosting a conference call and simultaneous webcast at 9:00 am EDT today, both of which are open to the general public.  The conference call number is 212/896-6053 or 415/247-8581; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.fulldisclosure.com; allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed until August 11, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21251555.  A replay of the call can also be accessed for thirty days on the Internet via www.fulldisclosure.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “Recent News” section.

About Penn National Gaming

Penn National Gaming owns and operates casino and horse racing facilities with a focus on slot machine entertainment.  The Company presently operates eleven facilities in nine jurisdictions including West Virginia, Illinois, Louisiana, Mississippi, Pennsylvania, New Jersey, Colorado, Maine and Ontario.  In aggregate, Penn National’s facilities feature over 13,000 slot machines, 260 table games, 1,286 hotel rooms and 417,000 square feet of gaming floor space.

In November 2004, Penn National Gaming agreed to acquire all of the outstanding shares of Argosy Gaming Company, which it expects to complete in August 2005, subject to satisfaction of certain conditions including receipt of regulatory approvals.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Meaningful factors which could cause actual results to differ from expectations include, but are not limited to, risks related to the following: the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; our ability to successfully complete the proposed acquisition of Argosy Gaming Company and to successfully integrate its operations; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; successful completion of capital projects at our gaming and pari-mutuel facilities; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses (including without limitation the issuance of final operators’ licenses in Maine and Pennsylvania); delays in the process of finalizing gaming regulations and the establishment of related governmental infrastructure in Pennsylvania and Maine; the maintenance of agreements with our horsemen and pari-mutuel clerks; our dependence on key personnel; the impact of terrorism and other international hostilities; the availability and cost of financing; the outcome and financial impact from the event of default under the indentures governing the Hollywood Casino Shreveport notes and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission. In addition, consummation of Penn National’s acquisition of Argosy Gaming is subject to several conditions including the approval of various governmental entities, including certain gaming regulatory authorities to which the Companies are subject.  Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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